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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         Date of report : April 1, 2003
               (Date of earliest event reported): March 21, 2003


                            Grant Geophysical, Inc.
               (Exact Name of Registrant as Specified in Charter)



           Delaware                   333-89863*              76-0548468
 (State or Other Jurisdiction        (Commission            (IRS Employer
      of Incorporation)              File Number)        Identification No.)



                                 16850 Park Row
                               Houston, TX 77084
              (Address of Principal Executive Offices) (Zip Code)






       Registrant's telephone number, including area code: (281) 398-9503

*The Commission file number refers to a Form S-1 registration statement filed by the registrant under the Securities Act of 1933, which became effective January 12, 2000.

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ITEM 5.  OTHER EVENTS

EVENT OF DEFAULT ON INTEREST PAYMENT TO HOLDERS OF 9 3/4% SENIOR NOTES DUE 2008

         Due to insufficient cash on hand and lack of availability under the Company's credit facility (the "Credit Facility") with Elliott Associates, L.P. ("Elliott"), the Company was not able to make the $2.1 million interest payment on the 9 3/4% Senior Notes due 2008 (the "Senior Notes") due on February 18, 2003 within the 30 day grace period ending March 20th, 2003 as required by the indenture under which the notes were issued. The failure to pay the interest installment within the 30 day grace period constitutes an event of default under the indenture.

         The Company does not expect to be able to fulfill the interest payment obligation through its cash flow from operations and as of the date of this report, Elliott has refused to make any additional credit available to the Company for the purpose of making the interest payment. Further, due to the current financial condition of the Company, it is unlikely that any alternative financing will be able to be obtained. Therefore, unless Elliott, in its sole and absolute discretion, permits the Company to borrow additional amounts under the Credit Facility or alternative financing is obtained, the Company is unlikely to be able to make the interest payment in the foreseeable future.

         As a result of the event of default under the indenture, the trustee, or the holders of a specified percentage in aggregate principal amount of the Senior Notes, could take the steps necessary to cause the Senior Notes to become immediately due and payable. As of the date of this report, neither the trustee nor such holders has exercised this right. Additionally, the failure to make the interest payment within the grace period constitutes an event of default under the Credit Facility, which entitles Elliott to accelerate the maturity of all amounts owing under the Credit Facility and to exercise remedies to collect such amounts as provided under the Credit Facility and the related security agreements. As of the date of this report, Elliott has not exercised this right. Accordingly, the Company expects to continue to classify any otherwise long-term debt related to the Senior Notes and the Credit Facility as current in the Company's financial statements for the foreseeable future. If any of the Company's debt was accelerated, it would be unlikely that the Company would be able to continue its operations without seeking protection from its creditors under the federal bankruptcy code.

         The Company's management is currently in discussions with the ad hoc steering committee of the holders of the Senior Notes and Elliott concerning a debt-for-equity exchange or other comprehensive restructuring of the Company's indebtedness that, among other things, would resolve the interest payment default. No understanding or agreement has been reached with the committee or Elliott as of the date of this report and the Company can make no assurance that any such resolution will be achieved.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         From time to time, information provided by the Company, statements by its employees or information included in written material, such as press releases and filings (including this Form 8-K Current Report) with the Securities and Exchange Commission (including portions of the "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and certain other sections contained in such filings) may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.

         Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results of current and future operations may vary materially from those anticipated, estimated or projected. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

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         Among the factors that will have a direct bearing on the Company's results of operations and the oil and gas services industry in which it operates are the effects of rapidly changing technology; the presence of competitors with greater financial resources; operating risks inherent in the oil and gas services industry; regulatory uncertainties; worldwide political stability and economic conditions and other risks associated with international operations, including foreign currency exchange risk; and the Company's successful execution of its strategy and internal operating plans. More detailed information about those factors is contained in the Company's filings with the Securities and Exchange Commission.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  None

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GRANT GEOPHYSICAL, INC.,

Date:  April 1, 2003                        By:    /s/  JAMES BLACK
                                               --------------------------------
                                                        James Black
                                                   Chief Financial Officer
                                                (Principal Financial Officer)